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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-4 of Holley Performance Products Inc. of our report dated January 11, 2000, relating to the financial statements of Biggs Manufacturing, Inc. as of June 30, 1999 and 1998, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Public Accountants" in such Registration Statement.




Semple & Cooper LLP                             /s/ Semple & Cooper LLP
                                                --------------------------------

Phoenix, AZ
January 12, 2000